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                                                                   EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of July 30, 1996 by and between NEW WORLD COFFEE, INC., a Delaware corporation ("Corporation"), and JEROLD E. NOVACK ("Officer").


                                R E C I T A L S:
                                ----------------


          Corporation desires to continue to employ Officer as its Vice President-Finance, and Officer is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.


                                   AGREEMENT


          1.  DUTIES.  During the term of this Agreement, Officer agrees to be
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employed by and to serve Corporation as its Vice President - Finance, and
Corporation agrees to employ and retain Officer in such capacities. Officer shall devote substantially all of his full working time, energy, and efforts to the business of the Corporation.


          2.  TERM OF EMPLOYMENT.
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              2.1 Definitions.  For purposes of this Agreement the following
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terms shall have the following meanings:

          (a) "Termination For Cause" shall mean termination by Corporation of Officer's employment by Corporation by reason of Officer's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, Corporation or by reason of Officer's willful material breach of this Agreement; provided, however, that Officer's employment shall not be deemed to have been terminated in a Termination For Cause if such termination took place as a result of any act or omission (i) believed by Officer in good faith to have been in the best interests of Corporation or (ii) that did not result in material injury to Corporation.

          (b) "Termination Other Than for Cause" shall mean termination by Corporation of Officer's employment by Corporation (other than in a Termination For Cause) and shall include constructive termination of Officer's employment by reason of material breach
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of this Agreement by Corporation, such constructive termination to be effective upon notice from Officer to Corporation of such constructive termination.

          (c) "Voluntary Termination" shall mean termination by Officer of Officer's employment by Corporation other than constructive termination as described in subsection 2.1(b).

              2.2 Basic Term.
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          (a) The term of employment of Officer by Corporation shall be from the date hereof through June 30, 1997, unless terminated earlier pursuant to this
Section 2.

          (b) The Corporation and Officer agree that negotiations for any renewal of this Agreement shall commence on or before March 31, 1997. Further, such parties shall use their best efforts to conclude any such negotiations by April 30, 1997.

          2.3     Termination For Cause.  Termination For Cause may be effected
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by the Corporation at any time during the time of this Agreement and shall be effected by written notification to Officer. Upon Termination For Cause, Officer immediately shall be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, but Officer shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

          2.4     Termination Other Than For Cause.  Notwithstanding anything
                  --------------------------------
else in this Agreement, Corporation may effect a Termination Other Than For Cause at any time upon giving notice to Officer of such termination. Upon any Termination Other Than For Cause, Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.1(a), but no other compensation or reimbursement of any kind.

          2.5     Voluntary Termination.  In the event of a Voluntary
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Termination, Corporation shall immediately pay all accrued salary, bonus compensation of the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination, and all severance compensation, if any, provided in Section 4.1(b), but no other compensation or reimbursement of any kind, including without

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limitation, severance pay. Officer covenants to give the Company 60 days written notice of any Voluntary Termination and shall in good faith cooperate with the Company in order to facilitate a smooth transition.


          3.  SALARY, BENEFITS AND BONUS COMPENSATION.
              ---------------------------------------

          3.1     Base Salary.  As payment for the services to be rendered by
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Officer as provided in Section 1 and subject to the terms and conditions of
Section 2, Corporation agrees to pay to Officer a "Base Salary" at the rate of $110,000 per annum payable in equal bi-weekly installments. The Base Salary shall be subject to review by the Board of Directors but shall in no event be less than a rate of $110,000 per annum.

          3.2     Bonuses.  Officer shall receive a bonus of between 20% and 50%
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of Officer's Base Salary for calendar year 1996 and each subsequent calendar year (or portion thereof) during the term of this Agreement. The amount of such bonus shall be determined by the Compensation Committee of the Board of Directors upon consideration of Officer's and Corporation's performance during such period. Bonuses shall be paid as soon as reasonably practicable after completion of the audit for each fiscal year.

          3.3     Stock Options.  Officer shall be issued options to acquire
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75,000 shares of common stock at an exercise price equal to the closing bid price of the common stock on July 2, 1996. Such options shall vest as to 15,000 shares immediately; 20,000 shares on the first anniversary of the date of grant; 20,000 shares on the second anniversary of the date of grant; and the remaining 20,000 shares on the third anniversary of the date of grant. Officer shall be afforded the opportunity to exercise each of the foregoing options by means of a cashless exercise procedure.

          3.4     Benefits.  During the term of this Agreement, Officer shall be
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eligible to participate in such of Corporation's benefit and deferred compensation plans as are now generally available or later made generally available to executive officers of Corporation, including, without limitation, profit sharing, stock option, medical, dental, health, annual physical examination, life, disability insurance, financial planning plans, supplemental retirement programs and vacation. In addition, Officer shall be entitled to receive an automobile allowance of $6,000 per year payable in equal monthly installments plus mileage reimbursement for business travel and reimbursement for mobile phone expenses. Without limiting the foregoing, Officer shall be entitled to three weeks' paid vacation per year.

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          4.  SEVERANCE COMPENSATION AND DEATH BENEFITS.
              -----------------------------------------

              4.1 Severance Compensation.
                  ----------------------

          (a) In the event Officer's employment is terminated in a Termination Other Than For Cause, Officer shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination) for a period of six months on the dates specified in Section 3.1.

          (b) In the event of a Voluntary Termination subsequent to December 31, 1996, the Officer shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination) for a period of three months on the dates specified in Section 3.1

          4.2     No Severance Compensation Upon Other Termination.  In the
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event of a Termination For Cause or a Voluntary Termination prior to December
31, 1996, Officer or his estate shall not be paid any severance compensation.


          5.  COVENANT NOT TO COMPETE OR SOLICIT.
              ----------------------------------

          5.1     Non-Competition.  Until the first anniversary of Termination
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for Cause or a Voluntary Termination, Officer shall not directly or indirectly, without the prior written consent of the Corporation engage anywhere in the northeastern United States in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in (except for ownership of five percent (5%) or less of any outstanding entity whose securities are listed on a national securities exchange), or participate in the financing, operation, management or control of, any firm, corporation or business that engages in the marketing or sale of specialty coffee as its principal business.

          5.2     Separate Covenants.  The covenants contained in Section 5.1
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above shall be construed as a series of separate covenants, one for each county, city and state of any geographic area where any business is presently carried on by the Company. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in Section 5.1. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 5 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

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          6.  MISCELLANEOUS.
              -------------

          6.1     Confidentiality.  Officer agrees that all confidential and
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proprietary information relating to the business or operations of Corporation shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Corporation's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

          6.2     Waiver.  The waiver of the breach of any provision of this
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Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

          6.3     Entire Agreement; Modifications.  Except as otherwise provided
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herein, this Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to Officer from Corporation. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

          6.4     Notices.  All notices and other communications under this
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Agreement shall be in writing and shall be given by telegraph or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 12 hours after transmission of a telegram to the respective persons named below:

              If to Corporation:

                  New World Coffee, Inc.
                  379 W. Broadway, 4th Floor
                  New York, NY 10012
                  Attention:  Chief Executive Officer

              If to Officer:

                  Jerold E. Novack
                  1981 E. 26th Street
                  Brooklyn, NY 11229

Any party may change such party's address for notices by notice duly given pursuant to this Section 6.4.

          6.5     Headings.  The Section headings herein are intended for
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reference and shall not by themselves determine the construction or interpretation of this Agreement.

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          6.6     Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of New York applicable to contracts entered into and wholly to be performed within the State of New York by New York residents. The prevailing party in any action brought to enforce the terms of this Agreement shall be entitled to recover its costs (including, without limitation, attorneys fees).

          6.7     Severability.  Should a court or other body of competent
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jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

          6.8     Survival of Corporation's Obligations.  Corporation's
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obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to Corporation. This Agreement shall not be terminated by any merger or consolidation or other reorganization of Corporation. In the event any such merger, consolidation, or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by Corporation (except to an affiliate of Corporation) or by Officer.

          6.9     Counterparts.  This Agreement may be executed in one or more
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counterparts, all of which taken together shall constitute one and the same
Agreement.

          6.10    Withholdings.  All compensation and benefits to Officer
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hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

          6.11    Indemnification.  In addition to any rights to indemnification
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to which Officer is entitled to under the corporation's Certificate of
Incorporation and Bylaws, Corporation shall indemnify officer at all times during and after the term of this Agreement to the maximum extent permitted under Section 145 of the Delaware Corporations Code or any successor provision thereof and any other applicable state law, and shall pay Officer's expenses in defending any civil or criminal action, suit or proceeding, to the maximum extent permitted under such applicable state law.

          6.12    Extension of Note.  Reference is hereby made to that certain
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promissory note (the "Note"), dated October 15, 1994 from Officer to the Company in the principal amount of $80,000.00. The Company hereby agrees that the due date for payment of principal of and interest on said Note is hereby extended until March 15, 1998.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                          NEW WORLD COFFEE, INC.



                          By:/s/ Ramin Kamfar
                             ----------------
                             Name:  Ramin Kamfar
                             Title:   President



                          /s/ Jerold E. Novack
                          --------------------
                          Jerold E. Novack

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